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                                                                  EXHIBIT 99

[FALCON LOGO]

FOR FURTHER INFORMATION

AT THE COMPANY:
Michael J. Dreller
Vice President - Finance & CFO
9387 Dielman Industrial Drive
St. Louis, MO 63132 (314) 991-9200

FOR IMMEDIATE RELEASE
WEDNESDAY, SEPTEMBER 3, 2003

                     FALCON PRODUCTS REPORTS RESULTS FOR
                     -----------------------------------
                          FISCAL 2003 THIRD QUARTER
                          -------------------------

                  ST. LOUIS, MISSOURI, SEPTEMBER 3, 2003 -- Falcon Products, Inc. (NYSE: FCP), a leading manufacturer of commercial furniture, today announced sales and operating results for its fiscal third quarter ended August 2, 2003.

         Net sales for the third quarter of 2003 were $62.3 million, compared with $70.8 million in the third quarter of 2002. The Company reported a net loss for the quarter of $5.6 million, including nonrecurring charges of $5.1 million, compared with net earnings of $0.3 million in the third quarter of 2002. The Company reported $0.62 net loss per diluted share for the quarter, including nonrecurring charges of $0.57 per diluted share, compared with net earnings per diluted share of $0.04 in the third quarter of 2002.

         The third-quarter 2003 results include non-cash charges related to the restructuring of the Company's manufacturing facilities, the freezing of benefits under the Company's defined benefit pension plan, and the write-off of deferred debt issuance costs. Excluding these nonrecurring charges, reported third quarter 2003 results were a net loss of $0.5 million, or $0.05 per diluted share.

         Franklin A. Jacobs, Chairman and Chief Executive Officer, said "We have significantly improved our cost structure in the last few years, but it is critical that we continue to focus our efforts on driving cost improvements in difficult times. We believe that the actions we have announced will significantly reduce our operating costs and will lead to improved financial performance as we move forward."

         The Company announced plans to dispose of its manufacturing facility in Zacatecas, Mexico. The production from the facility will be transferred to the Company's Mimon, Czech Republic facility and other outside suppliers. This initiative is expected to provide significant operating efficiencies and reduce inventory levels. The Company recorded a $3.0 million after-tax charge, or $0.33 per diluted share, to write-down the assets of the facility associated with the planned disposition. The Company also amended its defined benefit pension plan in order to freeze the accrual of benefits under the plan for service after August 1, 2003. The Company recorded a $1.1 million after-tax charge, or $0.13 per diluted share, to record the charge associated with the amendment to the



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pension plan. The Company expects to begin realizing the benefits from these cost reduction actions during the fourth quarter of 2003.

         As previously announced, the Company entered into a new $75 million senior credit facility in June 2003. In connection with the refinancing of the senior credit agreement, the Company recorded a $1.0 million after-tax charge, or $0.11 per diluted share, to write-off deferred debt issuance costs. The Company's previous senior credit agreement would have matured in April 2004. All of the nonrecurring charges that were recorded during the period are for non-cash items.

         David L. Morley, President and Chief Operating Officer, stated, "During these challenging times, we have concentrated our efforts on cost reduction measures and market share growth. The cost reduction measures that we announced today are expected to contribute $5 - $7 million of pre-tax savings in 2004. In addition, redesigning the European supply chain and consolidating our manufacturing operations will reduce required inventory levels by approximately $3 million. We expect to continue to find means of driving our profitability through cost management, and we believe this will drive profitability independent of the economy in 2004".

         Falcon Products, Inc. will conduct a conference call to discuss fiscal 2003 third-quarter results on September 4, 2003, at 10:00 a.m. EDT. The call will be Web cast at www.companyboardroom.com and www.thefalconcompanies.com.

         Falcon Products, Inc. is the leader in the commercial furniture markets it serves, with well-known brands, the largest manufacturing base and the largest sales force. Falcon and its subsidiaries design, manufacture and market products for the hospitality and lodging, food service, office, healthcare and education segments of the commercial furniture market. Falcon, headquartered in St. Louis, Missouri, currently operates 11 manufacturing facilities throughout the world and has approximately 2,600 employees.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical fact, such as forward-looking statements, involve risks and uncertainties, including, but not limited to, loss of key customers or suppliers within specific industries, availability or cost of raw materials, and increased competitive pricing pressures reflecting industry conditions. Additional cautionary statements regarding other risk factors that could have an effect on future performance of the Company are described in Falcon's periodic filings with the Securities and Exchange Commission. Although Falcon believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Falcon can give no assurance that its expectations will be attained. Any forward-looking statements represent the best judgment of Falcon as of the date of this release. Falcon disclaims any intent or obligation to update any forward-looking statements.




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
                                                       FALCON PRODUCTS, INC.
                                           CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                            THIRD QUARTER AND FISCAL YEAR 2003 RESULTS
                                             (In thousands, except per share amounts)
                                                            (Unaudited)


                                                            Third Quarter Ended                     Thirty-Nine Weeks Ended
                                                    -----------------------------------      -------------------------------------
                                                     August 2,     August 3,       %          August 2,      August 3,        %
                                                       2003           2002       Change         2003           2002         Change
                                                    ----------     ---------     ------      ----------      ---------      ------
Net sales                                           $   62,306     $  70,811     -12.0%      $  186,150      $ 201,747       -7.7%
Cost of sales, including restructuring charge           49,319 (a)    54,260      -9.1%         144,499 (a)    154,177       -6.3%
                                                    ----------     ---------                 ----------      ---------
Gross margin                                            12,987        16,551     -21.5%          41,651         47,570      -12.4%
Selling, general and administrative expenses            11,193        11,277      -0.7%          32,602         34,464       -5.4%
Interest and other                                       4,552         4,501       1.1%          12,732         12,846       -0.9%
Loss on early extinguishment of debt                     1,564 (b)         -       N/M            1,564 (b)          -        N/M
Loss on curtailment of pension plan                      1,833 (c)         -       N/M            1,833 (c)          -        N/M
Restructuring charge                                     1,980 (a)         -       N/M            1,980 (a)        639 (d)    N/M
                                                    ----------     ---------                 ----------      ---------
Pre-tax earnings (loss)                                 (8,135)          773       N/M           (9,060)          (379)       N/M
Income taxes (benefit)                                  (2,551)          439       N/M           (2,552)            98        N/M
                                                    ----------     ---------                 ----------      ---------
Net earnings (loss)                                 $   (5,584)    $     334       N/M       $   (6,508)     $    (477)       N/M
                                                    ==========     =========                 ==========      =========

Basic and diluted earnings (loss) per share         $    (0.62)    $    0.04       N/M       $    (0.72)     $   (0.05)       N/M
                                                    ==========     =========                 ==========      =========

Weighted average diluted shares outstanding              9,062         8,946                      9,056          8,941
                                                    ==========     =========                 ==========      =========


N/M  Not Meaningful


(a)   The Company recorded a $4.3 million non-cash, pre-tax restructuring charge during the third quarter of 2003 to write-down the assets of the Company's Zacatecas, Mexico manufacturing facility in connection with the Company's decision to dispose of the facility. Of the total charge, $2.3 million is included in Cost of Sales in the Consolidated Statement of Earnings.

(b)   The Company recorded a $1.6 million non-cash, pre-tax loss on early extinguishment of debt to write-off deferred debt issuance costs in connection with the refinancing of its senior credit facility.

(c)   The Company recorded a $1.8 million non-cash, pre-tax charge to record the unrecognized prior service cost in connection with the Company's amendment to its defined benefit pension plan to freeze the accrual of pension benefits for service after
      August 1, 2003.

(d)   The Company recorded a $0.6 million pre-tax restructuring charge during the first quarter of 2002 to account for the execution of its manufacturingstrategy, which included the closure of its Statesville, North Carolina facility, and the transfer of production into the Company's other plants.



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
                                                       FALCON PRODUCTS, INC.
                                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                                          (In thousands)
                                                            (Unaudited)




                                   August 2,      Nov. 2,             Liabilities and                 August 2,        Nov. 2,
Assets                               2003          2002               Stockholders' Equity              2003            2002
------                             ---------    ----------            --------------------            ---------       --------
Cash and cash equivalents          $   1,577    $    1,646            Accounts payable                $ 20,349        $ 20,841

Accounts receivable                   30,977        32,942            Customer deposits                  5,390           9,211

Inventories                           64,437        57,117            Accrued liabilities               11,460          16,376

Other current assets                  10,645         9,041            Current maturities of
                                                                         long-term debt                  4,112          15,359
                                   ---------    ----------                                            --------        --------
Total current assets                107,636      100,746              Total current liabilities         41,311          61,787

Property, plant and                                                   Long-term debt                   165,108         135,226
   equipment, net                    38,415       40,882
                                                                      Other long-term obligations       13,342          15,564

Other assets                        129,558      131,949              Stockholders' equity              55,848          61,000
                                   --------     --------                                              --------        --------
                                   $275,609     $273,577                                              $275,609        $273,577
                                   ========     ========                                              ========        ========
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